CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees and Shareholder of Energy Income and Growth Fund:

We consent to the use in this Pre-Effective Amendment No. 3 to Registration Statement No. 333-114131 of Energy Income and Growth Fund on Form N-2 of our report dated June 18, 2004, appearing in the Statement of Additional Information, which is part of such Registration Statement. We also consent to the reference to us under the caption "Experts" in the Statement of Additional Information.

DELOITTE & TOUCHE LLP

Chicago, Illinois
June 18, 2004